Exhibit 4.5

UNDERWRITING AGREEMENT

April 11, 2007

Geovic Mining Corp.
743 Horizon Court
Suite 300A
Grand Junction, CO
USA 81506

Attention: John E. Sherborne, Chief Executive Officer and Director

Dear Sirs:

     Canaccord Adams Limited (together with, as applicable or required hereunder, its affiliate Canaccord Capital Corporation) and Orion Securities Inc. (collectively, the “Underwriters”) understand that Geovic Mining Corp. (the “Company”) proposes to issue and sell 8,750,000 units (the “Units”) of the Company at a price of $4.00 per Unit (the “Issue Price”) for aggregate gross proceeds to the Company of $35,000,000. Each Unit will consist of one Common Share (as hereinafter defined) (each a “Unit Share” and collectively, the “Unit Shares”) and one-half of one Common Share purchase warrant (each whole Common Share purchase warrant, a “Warrant” and collectively, the “Warrants”). Each Warrant will entitle the holder thereof to purchase one Common Share (a “Warrant Share” and collectively, the “Warrant Shares”) at a price of $5.00 per Warrant Share at any time prior to 5:00 p.m. (Toronto time) on the date that is 5 years following the Closing Date (as hereinafter defined). The Warrants shall be created and issued pursuant to the Warrant Indenture (as hereinafter defined).

     The Underwriters understand that the Company has prepared and filed a Preliminary Prospectus (as hereinafter defined) with the Securities Commissions (as hereinafter defined) in the Qualifying Provinces pursuant to NP 43-201 (as hereinafter defined) and has obtained the MRRS Decision Document (as hereinafter defined) in respect of the Preliminary Prospectus.

     On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions further set out below, the Company agrees to sell to the Underwriters and the Underwriters agree to purchase from the Company the percentage of the Units set forth opposite the respective names of the Underwriters in Section 12.1 of this Agreement, at the Issue Price.

     The Company has also granted to the Underwriters an irrevocable option (the “Over-Allotment Option”) to purchase up to an additional 1,312,500 Units of the Company (“Option Units”) at the Issue Price. The Over-Allotment Option may be exercised, in whole or in part by customary written notice from Canaccord Adams Limited, such notice to set forth (i) the aggregate number of Option Units to be purchased, and (ii) the closing date for the Option Units provided that such closing date shall not be less than two (2) business days and no more than seven (7) Business Days following the date of such notice, on behalf of the Underwriters, for a period of 30 days (until 5:00 p.m. Toronto time) following the Closing Date (as herein defined). References herein to Units shall include the Option Units, unless otherwise noted. Unless the context otherwise requires, all references to the “Units”, “Unit Shares”, “Warrants” and “Warrant Shares” shall assume the exercise of the Over-Allotment Option and include the Option Units. The offering of the Units (which term shall include any Option Units to be purchased in the event of the exercise of the Over-Allotment Option) by the Company is hereinafter referred to as the “Offering”.

     In consideration of the Underwriters’ services to be rendered in connection with the Offering, including assisting in preparing documentation relating to the Units and distributing the Units, directly and through other investment dealers and brokers, the Company agrees to pay a cash fee (the “Underwriters’ Fee”), equal to 5.0% of the aggregate gross proceeds of the Offering, to the Underwriters.

     The Company agrees that the Underwriters will be permitted to appoint, other registered dealers or other dealers duly qualified in their respective jurisdictions, as their agents to assist in the Offering in the Selling Jurisdictions and that the Underwriters may determine the remuneration payable to such other dealers appointed by them.

     This offer is conditional upon and subject to the additional terms and conditions set forth below.

1. Interpretation

1.1 Definitions: Unless expressly provided otherwise, where used in this Agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

“Agreement” means the agreement resulting from the acceptance by the Company of the offer made by the Underwriters by this letter;

“Applicable Securities Laws” means, collectively, the applicable securities laws of each of the Qualifying Provinces, their respective regulations, rulings, rules, orders, published fee schedules, notices, orders, blanket rulings, prescribed forms and other regulatory instruments thereunder, the applicable policy statements issued by the Securities Commissions thereunder and as applicable, the securities legislation of and policies issued by each other relevant Selling Jurisdiction and any applicable securities laws in the United States;

“Closing Date” means April 26, 2007 or such earlier or later date as the Company and the Underwriters may agree, but in any event no later than May 29, 2007. The closing date of the Option Units shall be determined by the Underwriters with the consent of the Company;

“CommonShares” means the common shares with a par value of US$0.0001 per share in the capital of the Company;

“Company” shall have the meaning ascribed thereto in the first paragraph of this Agreement;

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability;

“Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S under the United States Securities Act of 1933, as amended;

“Exchange” or “TSXV” means the TSX Venture Exchange;

“Eligible Issuer” means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to allow it to offer securities using a short form prospectus;

“Final Prospectus” means the (final) short form prospectus of the Company qualifying the distribution of the Units and the materials incorporated therein by reference;

“including” means including without limitation;

“Issue Price” shall have the meaning ascribed thereto in first paragraph of this Agreement;

“Loan Agreement” means the loan and debt repayment security agreement dated January 1, 2006 between Geovic, Ltd. and Geovic Cameroom PLC;

“Material Agreement” means any material note, indenture, mortgage or other form of indebtedness and any contract, commitment, agreement (written or oral), instrument, lease or other document, including licence agreements and agreements relating to intellectual property, to which the Company is a party and which is material to the Company;

“material change” shall have the meaning ascribed thereto in the Securities Act (Ontario);

“material fact” shall have the meaning ascribed thereto in the Securities Act (Ontario);

“misrepresentation” shall have the meaning ascribed thereto in the Securities Act (Ontario);

“MRRS Decision Document” means a decision document issued by the Principal Regulator pursuant to NP 43-201 and which evidences the receipt of the Securities Commissions of the Qualifying Provinces for the Preliminary Prospectus, the Final Prospectus or a Prospectus Amendment;

“NI 44-101” means National Instrument 44-101- Short Form Prospectus Distributions;

“NP 43-201” means National Policy 43-201 - Mutual Reliance Review System for Prospectuses;

“Offering” shall have the meaning ascribed thereto in the fourth paragraph of this Agreement;

“Offering Documents” means, collectively, the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

“Operating Loan Agreement” means the loan agreement dated December 1, 2006 between Geovic, Ltd. and the Company, pursuant to which the Company advances operating funds to Geovic, Ltd.;

“person” includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

“Preliminary Prospectus” means the preliminary short form prospectus of the Company dated April 10, 2007, prepared in connection with the qualification of the distribution of the Units and the materials incorporated therein by reference;

“Prospectus Amendment” means any amendment to any or all of the Preliminary Prospectus or the Final Prospectus required to be prepared and filed by the Company under Applicable Securities Laws in Canada;

“Public Disclosure Documents” means, collectively, all of the documents which have been filed by or on behalf of the Company prior to the Time of Closing with the relevant Securities Commissions pursuant to the requirements of Applicable Securities Laws, including without limitation all documents filed on SEDAR at www.sedar.com;

“Purchasers” means, collectively, each of the purchasers of Units arranged by the Underwriters pursuant to the Offering, including, if applicable, the Underwriters;

“Qualifying Provinces” means the provinces of British Columbia, Alberta and Ontario;

“Securities Commissions” means, collectively, the securities commissions or similar regulatory authorities in each of the Qualifying Provinces and applicable U.S. or other foreign commissions;

“Selling Group” means, collectively, those registered dealers appointed by the Underwriters to assist in the Offering as contemplated in the sixth paragraph of this Agreement;

“Selling Jurisdictions” means, collectively, the Qualifying Provinces and such other jurisdictions as the Underwriters and the Company may agree, but shall not include the United States;

“subsidiary” shall have the meaning ascribed thereto in the Securities Act (Ontario);

“Supplementary Material” means, collectively, any Prospectus Amendment or supplemental prospectus or ancillary material required to be filed with any of the Securities Commissions in the Qualifying Provinces in connection with the distribution of the Units and any material incorporated therein by reference;

     “Survival Limitation Date” means the later of:

(a)	The second anniversary of the Closing Date; and

(b)

the latest date under the Applicable Securities Laws in the Qualifying Province relevant to a Purchaser (non-residents of Canada being deemed to be resident in the Province of Ontario for such purposes) that a Purchaser may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material;

“Tax Act” means the Income Tax Act (Canada);

“Time of Closing” means 8:00 a.m. (Toronto time) on the applicable Closing Date;

“Transaction Documents” means, collectively, this Agreement and the Warrant Indenture;

“Transfer Agent” means Pacific Corporate Trust Company;

“Underwriters” shall have the meaning ascribed thereto in the first paragraph of this Agreement;

“Underwriters’ Fee” has the meaning ascribed thereto in the fifth paragraph of this Agreement;

“Units” has the meaning ascribed thereto in the first paragraph of this Agreement;

“Unit Shares” has the meaning ascribed thereto in the first paragraph of this Agreement;

“United States or U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Person” means a U.S. person as that term is defined in Regulation S under the United States Securities Act of 1933, as amended;

“Warrant Indenture” means the warrant indenture to be entered into on the Closing Date between Pacific Corporate Trust Company, as warrant agent, and the Company, in relation to the Warrants, as may be amended from time to time;

“Warrants” has the meaning ascribed thereto in the first paragraph of this Agreement; and

     “Warrant Shares” has the meaning ascribed thereto in the first paragraph of this Agreement.

1.2 Division and Headings: The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

1.3 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.4 Currency: Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

1.5 Schedules: The following are the schedules attached to this Agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein: Schedule “A” — Opinion of Company’s Counsel; Schedule “B” – Convertible Securities.

1.6 Canaccord Affiliates: Canaccord Adams Limited shall undertake all actions required to satisfy the covenants, representations and obligations under the terms of this Agreement to the extent that it is properly registered to do so in accordance with the Applicable Securities Laws to undertake such matters. In all other instances Canaccord Capital Corporation will undertake such actions in accordance with Applicable Securities Laws.

2. Nature of Transaction

2.1 Each Purchaser resident in a Qualifying Province shall purchase the Units pursuant to the Final Prospectus. Each other Purchaser shall purchase in accordance with such procedures as the Company and the Underwriters may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. The Company hereby agrees to secure compliance with all Applicable Securities Laws of the Qualifying Provinces on a timely basis in connection with the distribution of the Units. Subject to being notified by the Underwriters of the requirements thereof and upon request by the Underwriters, the Company also agrees to file within the periods stipulated under Applicable Securities Laws outside of Canada of the Selling Jurisdictions and at the Company’s expense all private placement forms required to be filed by the Company and the Purchasers, respectively, in connection with the Offering and agrees to pay all filing fees required to be paid in connection therewith so that the distribution of the Units outside of Canada may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Securities Laws outside of Canada, if applicable. The Underwriters agree to assist the Company in all reasonable respects to secure compliance with all regulatory requirements in connection with the Offering.

3. Covenants and Representations of the Underwriters

     Each Underwriter severally, and not jointly and severally, covenants with the Company that it will (and will use its commercially reasonable best efforts to cause the members of the Selling Group to):

(a)	conduct activities in connection with arranging for the sale and distribution of the Unit Shares and Warrants in compliance with all Applicable Securities Laws and the provisions of this Agreement;

(b)

not, directly or indirectly, sell or solicit offers to purchase the Unit Shares and Warrants or distribute or publish any offering circular, prospectus, form of application, advertisement or other offering materials in the United States, to a U.S. Person or in any country or jurisdiction and shall not engage in any Directed Selling Efforts in the United States with respect to the securities offered hereunder so as to require registration or filing of a prospectus with respect thereto or compliance by the Company with regulatory requirements (including any continuous disclosure obligations) under the laws of, or subject the Company (or any of its directors, officers or employees) to any inquiry, investigation or proceeding of any securities regulatory authority, stock exchange or other authority in, any jurisdiction (other than the filing of the Preliminary Prospectus, any Prospectus Amendment and the Final Prospectus in the Qualifying Provinces);

(c)	use all reasonable efforts to complete and to cause the members of the Selling Group to complete the distribution of the Unit Shares and Warrants as soon as practicable; and

(d)

upon the Company obtaining the necessary MRRS Decision Document therefor from each of the Securities Commissions in the Qualifying Provinces, deliver one copy of the Final Prospectus and any Supplementary Material to each of the Purchasers.

3.2 Canaccord Adams Limited shall notify the Company when, in its opinion, the Underwriters and Selling Group have ceased distribution of the Units (and in any event such notice shall be given no later than 21 days after the applicable Closing Date) and, if required for regulatory compliance purposes, provide a breakdown of the number of Units distributed and proceeds received (A) in each of the Qualifying Provinces and (B) in any other jurisdiction.

4. Representations, Warranties and Covenants of the Company

4.1 General Matters

(a)

the Company (i) validly exists under the laws of the state of Delaware, U.S.A. and is and will at the Time of Closing be up-to-date in all material corporate filings and in good standing under such laws; (ii) has all requisite corporate power and authority and is duly qualified and possesses all certificates authority, permits and licences issued by the appropriate territorial, state, provincial, municipal, federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authority, certificates or permits) to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to create, issue and sell the Unit Shares, Warrants and Warrant Shares, to enter into this Agreement and the Warrant Indenture and to carry out the provisions contained in this Agreement and the Warrant Indenture;

(b)

Geovic, Ltd. (i) validly exists under the laws of the Cayman Islands and is and will at the Time of Closing be up-to-date in all material corporate filings and in good standing under such laws; (ii) has all requisite corporate power and authority and is duly qualified and possesses all certificates authority, permits and licences issued by the appropriate territorial, state, provincial, municipal, federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authority, certificates or permits) to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to carry out the transactions or operations contemplated in the Final Prospectus and this Agreement;

(c)

Geovic Cameroon PLC (“GeoCam”) (i) has been duly incorporated under the laws of the Republic of Cameroon and is and will at the Time of Closing be up-to-date in all material corporate filings and in good standing under such laws; (ii) has all requisite corporate power and authority and is duly qualified and possesses all certificates authority, permits and licences issued by the appropriate territorial, state, provincial, municipal, federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authority, certificates or permits) to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to carry out the transactions or operations contemplated in the Final Prospectus and this Agreement;

(d)

Each of Geovic Energy Corp. and Pawnee Drilling, LLC (i) validly exists under the laws of the state of Colorado and is and will at the Time of Closing be up-to-date in all material corporate filings and in good standing under such laws; (ii) has all requisite corporate power and authority and is duly qualified and possesses all certificates authority, permits and licences issued by the appropriate territorial, state, provincial, municipal, federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authority, certificates or permits) to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to carry out the transactions or operations contemplated in the Final Prospectus and this Agreement (iv) has no material assets or liabilities;

(e)	other than listed in paragraphs 4.1 (b), (c) and (d) above, the Company has no subsidiaries;

(f)

the Company is and will at the Time of Closing be an Eligible Issuer and a reporting issuer, or the equivalent thereof in the provinces of British Columbia, Alberta, Manitoba, Ontario and Québec, and is not in default of any requirement of the Applicable Securities Laws, and the Company is not included on a list of defaulting reporting issuers maintained by any of the applicable Securities Commissions;

(g)

the Company will use its best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Applicable Securities Laws of each of the Qualifying Provinces which have such a concept to the date which is two years following the Closing Date, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer” so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or the holders of the Common Shares have approved the transaction in accordance with applicable securities laws;

(h)

the Company’s issued and outstanding Common Shares and certain of its warrants are listed and posted for trading solely on the TSXV and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities is currently outstanding and no proceedings for such purpose are pending or threatened;

(i)	the Company will use its commercially reasonable best efforts to arrange for the listing on the Exchange of the Unit Shares, Warrants and the Warrant Shares, effective as of the Closing Date;

(j)

all consents, approvals, permits, authorizations or filings as may be required for the execution and delivery of the Offering Documents and the Transaction Documents, and the sale and issuance of the Unit Shares and Warrants and the issuance of Warrant Shares upon the exercise of the Warrants and the completion of the transactions contemplated hereby and thereby have been made or obtained, as applicable;

(k)

except where valid consent has been obtained by the Company and such consent has been delivered to the Underwriters, each of the execution and delivery of the Transaction Documents, the performance by the Company of its obligations hereunder or thereunder, the issue and sale, as applicable, of the Unit Shares and Warrants and Warrant Shares upon the exercise of the Warrants, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company, including, without limitation, Applicable Securities Laws; (B) the constating documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any Debt Instrument, Material Agreement, mortgage, note, indenture, contract, agreement, instrument, lease or other document to which either the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or the property or assets of the Company;

(l)

all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable or required to be collected or withheld and remitted, by the Company or its subsidiaries have been paid, collected or withheld and remitted, as applicable. All tax returns, declarations, remittances and filings required to be filed by the Company or its subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. No examination of any tax return of the Company or its subsidiaries is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Company or its subsidiaries. There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Company or its subsidiaries;

(m)

the audited financial statements of the Company as at and for the years ended April 30, 2006 and 2005 and, if filed prior to the Closing Date, the financial statements for the year ended December 31, 2006 (the “Financial Statements”), the unaudited pro forma consolidated financial statements of the Company as at and for the six months ended September 30, 2006 incorporate by reference in the Final Prospectus (the “Pro Forma Statements”) and the unaudited consolidated financial statements for the six month periods ended October 31, 2006 and 2005 (the “Unaudited Financial Statements”), Geovic, Ltd.‘s unaudited consolidated financial statements for the nine month period ended September 30, 2006, and Geovic Finance Corp.‘s unaudited financial statements for the three month period ended September 30, 2006 have been or will be, as applicable, prepared in accordance with generally accepted accounting principles in Canada, consistently applied for prior periods, except as otherwise noted therein, and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Company and such subsidiaries as at such dates and results of operations of the Company and such subsidiaries for the periods then ended and there has been no material change in accounting policies of the Company since December 1, 2006, except as noted in the Financial Statements, in the Pro Forma Statements or the Unaudited Financial Statements;

(n)

there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, results of operations, assets, liabilities (contingent or otherwise) or capital or financial condition of the Company, since December 1, 2006 and the business of the Company (including its subsidiaries) has been carried on in the usual and ordinary course consistent with past practice of Geovic, Ltd. since December 1, 2006;

(o)

neither the Company, nor its subsidiaries have any liabilities, direct or indirect, contingent or otherwise, which materially adversely affects the Company, or its subsidiaries or would reasonably be expected to have a material adverse effect on the Company, or its subsidiaries. Without limiting the generality of the foregoing, neither the Company, nor its subsidiaries have any material obligations or liabilities except as disclosed in the Final Prospectus or those arising in the ordinary course of business none of which is materially adverse to the Company, or its subsidiaries;

(p)

the auditors of the Company who audited the Financial Statements and who provided their audit reports thereon and Ernst & Young LLP, the current auditor of the Company, are independent public accountants as required under Applicable Securities Laws of the Qualifying Provinces;

(q)

there has never been a “reportable event” within the meaning of the Applicable Securities Laws of the Qualifying Provinces with the present auditors of the Company and to the knowledge of the Company, after due inquiry, the former auditors of the Company;

(r)

no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Unit Shares or Warrants or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose are pending or, to the best of the Company’s knowledge, information and belief, threatened;

(s)

there is not, in the constating documents, by-laws or in any Debt Instrument, Material Agreement, agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company or any of its subsidiaries are a party, any restriction upon or impediment to, the declaration or payment of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its Common Shares;

(t)

neither the Company nor any of its subsidiaries are parties to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or any of its subsidiaries to compete in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of the Company or any of its subsidiaries;

(u)

each of the Company and its subsidiaries have conducted and are conducting their respective businesses, in all material respects, in compliance with all applicable laws and regulations of each jurisdiction in which they carry on business (including, without limitation, all applicable Cameroonian federal, territorial, provincial, municipal and local environmental anti-pollution mining and exploration and licensing laws, regulations and other lawful requirements of any governmental or regulatory body) and have not received a notice of non-compliance, nor know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits;

(v)

the Company is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would materially effect the business of the Company (or its subsidiaries) or the business or legal environment under which the Company (or its subsidiaries) operate;

(w)

upon their respective execution and delivery by the Company and each other party thereto (as applicable), each Transaction Document shall constitute a valid and binding obligation of the Company and each shall be enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(x)

as of the close of business on the date prior to the date hereof, the authorized capital of the Company consists of 200,000,000 Common Shares and 50,000,000 shares of preferred stock, with a par value of US$0.0001 per share of which 87,955,617 Common Shares and 1,825,000 shares of preferred stock are issued and outstanding as fully paid and non-assessable;

(y)

all information and statements set forth in the Offering Documents and all information which has been prepared by the Company or any of its subsidiaries relating to the Company or any of its subsidiaries and their respective businesses, properties and liabilities and either publicly disclosed or provided to the Underwriters, including all financial, marketing, sales and operational information provided to the Underwriters is, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information misleading;

(z)

all filings required to be made by the Company or any of its subsidiaries pursuant to the Applicable Securities Laws and general corporate law have been made and such filings were true and accurate in all material respects as at the respective dates thereof and neither the Company nor any of its subsidiaries have filed any confidential material change reports other than a “Form 10” which is required to be filed by the Company with the U.S. Securities Exchange Commission on or before the 120th day after December 31, 2006;

(aa)

each of the Public Disclosure Documents have, as of the date hereof, been filed in compliance with the Applicable Securities Laws and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(bb)

the Company and each of its subsidiaries are in compliance in all material respects with all laws, regulations and policies respecting employment and employment practices, terms and conditions of employment, occupational health and safety, pay equity and wages, and there has never been and there is not currently any labour disruption or conflict involving the Company or any of its subsidiaries;

(cc)

other than in the Loan Agreement and Operating Loan Agreement, neither the Company nor any of its subsidiaries have any loans or other indebtedness outstanding which has been made to any of its respective shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (within the meaning of the Tax Act) with them;

(dd)

the assets of the Company and each of its subsidiaries and their respective businesses and operations are currently insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect and neither the Company nor any of its subsidiaries have breached the terms of any policies in respect thereof nor failed to promptly give notice or present any material claim thereunder;

(ee)

other than the Underwriters and their representatives, there is no person acting or purporting to act at the request or on behalf of the Company or any of its subsidiaries, that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement;

(ff)

the Company and each of its subsidiaries is in compliance in all material respects with each license and permit held by each of them and is not in material violation of, or in default under, the applicable statutes, ordinances, rules, regulations, orders or decrees of any Cameroonian or other applicable governmental entities, regulatory agencies or bodies having asserting or claiming jurisdiction over it or over any part of its respective operations or assets;

(gg)

the Company and each of its subsidiaries (i) is in material compliance with all applicable federal, provincial, territorial, state and local laws and regulations relating to mining and exploration activities, the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of each of them under applicable Environmental Laws to conduct their respective businesses as they are currently conducted; and (iii) is in material compliance with all terms and conditions of any such permit, license or approval;

(hh)

there have been no past unresolved, and there are no pending or threatened claims, complaints, notices or requests for information received by the Company or any of its subsidiaries with respect to any alleged material violation of any Environmental Law; and no conditions exist at, on or under any property now or previously owned, operated or leased by the Company or any of its subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, individually or in the aggregate, has or may reasonably be expected to have, a material adverse effect with respect to the Company or any of its subsidiaries;

(ii)	the Company does not own, either directly or indirectly, lease, possess, operate or otherwise hold any property, now or previously, outside Canada, the United States or the Republic of Cameroon;

(jj)

other than as disclosed in the Final Prospectus, neither the Company nor any of its subsidiaries is a party to any agreement, nor is the Company aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or any of its subsidiaries;

(kk)

other than the Loan Agreement and the Operating Loan Agreement, neither the Company nor any of its subsidiaries is a party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument;

(ll)

neither the Company nor any of its subsidiaries is in material default in the observance or performance of any term or obligation to be performed by each of them under any Material Agreement and no event has occurred which with notice or lapse of time or both would constitute such a default;

(mm)

the minute books and records of the Company and each of its subsidiaries which the Company has made available to the Underwriters and their counsel, Cassels Brock & Blackwell LLP, in connection with their due diligence investigation of the Company in respect of the Offering are all of the minute books and substantially all the material records of the Company and each of its subsidiaries and contain copies of all material proceedings (or certified copies thereof) of the respective shareholders, the boards of directors and all committees of the boards of directors of the Company and each of its subsidiaries to the date of review of such corporate records and minute books. There have been no other material meetings, resolutions or proceedings of the respective shareholders, boards of directors or any committees of the boards of directors of the Company and each of its subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other records or provided to the Underwriters and their counsel;

(nn)	neither the Company nor any of its subsidiaries has any material leased premises that it occupies as a tenant;

(oo)	there are no judgments against the Company or any of its subsidiaries which are unsatisfied, nor are there any consent decrees or injunctions to which the Company or its subsidiaries are subject;

(pp)

the Company, either directly or indirectly, is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material property or assets thereof to the extent described in the Final Prospectus, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Final Prospectus, and no other property rights are necessary for the conduct of the business of the Company or any of its subsidiaries as currently conducted or contemplated to be conducted, the Company knows of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights and except as disclosed in the Final Prospectus neither the Company nor any of its subsidiaries has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof;

(qq)

subject to GeoCam obtaining a land lease, a water permit and an environmental permit and bond in connection with the construction phase the Nkamouna project (as more particularly described in the Company’s annual information form dated February 21, 2007), the Company holds either directly or indirectly either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, (including all surface rights, access rights, exploration rights and other necessary rights) recognized in the jurisdiction in which a particular property is located in respect of the ore bodies and minerals located in properties in which the Company or any of its subsidiaries has an interest as described in the Final Prospectus under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, which are currently sufficient to permit the Company or any of its subsidiaries to explore or mine the minerals relating thereto, all such property, leases or claims and all property, leases or claims in which the Company or any of its subsidiaries has any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting, the Company either directly or indirectly currently has all necessary surface rights, access rights and other necessary rights and interest relating to the properties in which the Company or any of its subsidiaries has an interest as described in the Final Prospectus granting the Company either directly or indirectly the right and ability to explore or exploit minerals, ore and metals for development purposes as are appropriate in view of the rights and interests therein of the Company with only such exceptions as do not materially interfere with the use made by the Company or any of its subsidiaries of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above are currently in good standing in the name of the Company or its subsidiaries;

(rr)

any and all of the agreements and other documents and instruments pursuant to which the Company or any of its subsidiaries holds its property and assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Company nor any of its subsidiaries is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and there has been no material default under any lease, licence or claim pursuant to which the Company or any of its subsidiaries derives an interest in such property or assets and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. The interests of the Company or its subsidiaries in, or rights of the Company to earn an interest in, any property of the Company or its subsidiaries are not subject to any right of first refusal or purchase or acquisition rights which are not disclosed in the Final Prospectus;

(ss)

there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Company, threatened against or affecting the Company, its subsidiaries or their respective properties or assets at law or in equity or before or by any federal, provincial, territorial, municipal or other governmental department, commission, board, bureau, agency, instrumentality or similar tribunal;

(tt)

all mineral exploration or mining activities of the Company or any of its subsidiaries since acquisition of its material properties have been conducted in all material respects in accordance and compliance with comparable industry standard mining and engineering practices and all applicable material workers’ compensation and health and safety and workplace laws, regulations and policies have been complied with in all material respects;

(uu)

except as disclosed in the Final Prospectus, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or any of its subsidiaries except for ongoing assessments conducted by or on behalf of the Company or any of its subsidiaries in the ordinary course and neither the Company nor any of its subsidiaries has received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, municipal or local cleanup site or corrective action under any mining or Environmental Law;

(vv)

there are no claims with respect to native rights currently or, to the best of the knowledge of the Company, pending or threatened with respect to any of the material properties at the Company or its subsidiaries;

(ww)

the Company has duly filed with the applicable regulatory authorities in compliance with Canadian Securities Laws all reports required by National Instrument 43-101 (“NI 43-101”), and all such reports comply with the requirements of NI 43-101;

(xx)

the Company shall not take any action which would be reasonably expected to result in the delisting or suspension of its Common Shares or Warrants, if applicable, on or from the TSXV or on or from any securities exchange, market or trading or quotation facility on which its Common Shares or Warrants are then listed or quoted and the Company shall comply with the rules and regulations thereof;

(yy)

except as set forth in Schedule “B” hereto, no person, has any agreement or option or right or privilege (whether at law, preemptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company;

(zz)

except for shares of GeoCam in favour of Geovic, Ltd., pursuant to the terms of the Loan Agreement no person has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription, or issuance of or conversion into, any unissued shares securities, warrants or convertible nature of any of the Company’s subsidiaries;

(aaa)

other than the intended voluntary dissolution by the Company of Geovic Finance Corp. no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or any of its subsidiaries;

(bbb)	the net proceeds of the Offering will be used as described in the Final Prospectus;

(ccc)

the Unit Shares to be issued and sold as hereinbefore described have been, or prior to the Time of Closing will be, authorized for issuance, the Unit Shares will have been reserved for issuance by the Company and, upon payment of the Issue Price for the Unit Shares and when certificates for the Unit Shares are countersigned by the Transfer Agent and issued, delivered and paid for, the Unit Shares will be validly issued and fully paid and non-assessable, and all statements made in the Final Prospectus describing the Unit Shares will be accurate in all material respects;

(ddd)

the Warrants to be issued and sold as hereinbefore described have been or will be prior to the Time of Closing duly and validly created, all necessary corporate action will have been taken for the issuance thereof, and all statements made in the Final Prospectus describing the Warrants will be accurate in all material respects;

(eee)

the Warrant Shares issuable upon the exercise of the Warrants have been, or prior to the Time of Closing will be authorized for issuance and all necessary corporate action will have been taken to reserve the Warrant Shares for issuance by the Company and, upon payment and delivery of the exercise price therefor and the issuance, delivery and countersigning of certificates for such Warrant Shares by the Transfer Agent, such Warrant Shares will be validly issued and fully paid and non-assessable and all statements made in the Final Prospectus describing the Warrant Shares will be accurate in all material respects;

(fff)

the Company will not sell or issue (as applicable), nor agree to sell or issue (as applicable), without the prior consent of Canaccord Adams Limited, not to be unreasonably withheld or delayed, any of the Company’s equity securities or securities convertible, exchangeable or that can in any manner be substituted for, the Company’s equity securities, in the 90 days following the Closing Date, except in conjunction with: (i) the grant or exercise of options and similar issuances pursuant to any Common Share compensation plan or arrangement or any outstanding option to acquire Common Shares; (ii) the issuance of securities in connection with the currently outstanding convertible securities of the Company; or (iii) the exercise of the Over-Allotment Option;

(ggg)

the Company will cause its current officers, directors or principal shareholders to abide by the TSXV escrow agreement made as of December 1, 2006 among the Company, Pacific Corporate Trust Company and certain security holders of the Company, and by the terms of the pooling arrangements contained in the arrangement agreement amending agreement made as of October 31, 2006 among the Company, Geovic, Ltd., Geovic Finance Corp. and William A. Buckovic;

(hhh)

the Company will have caused the directors and officers of the Company (in respect of any securities of the Company held directly or indirectly) to execute an undertaking in favour of the Underwriters not to offer or sell, agree to offer or sell, or enter into an arrangement to offer or sell any of the Company’s equity securities, or securities convertible, exchangeable, or otherwise for any equity securities of the Company (other than Unit Shares or Warrants offered under the Offering) at any time until the date that is 90 days following the Closing Date without the prior consent of Canaccord Adams Limited, which consent will not be unreasonably withheld or delayed;

(iii)	the Transfer Agent at its principal transfer office in the City of Vancouver, British Columbia has been appointed as the registrar and transfer agent for the Common Shares;

(jjj)

the Transfer Agent, at its principal office in the City of Vancouver, British Columbia will be appointed as the transfer agent and registrar with respect to the Warrants, prior to the Closing Date; and

(kkk)

except as disclosed in the Final Prospectus, none of the directors or officers of the Company, any known holder of more than ten per cent of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act (Ontario)), has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction which, as the case may be, materially affected, is material to or will materially affect the Company or any of its subsidiaries.

4.2 Prospectus Matters

(a)

the Company will prior to the Closing Time, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so use all commercially reasonable efforts to file the Prospectus Amendment in respect of the Preliminary Prospectus pursuant to NP 43-201 and obtain a MRRS Decision Document from the British Columbia Securities Commission in respect of each Qualifying Province and if any Securities Commission in a Qualifying Province opts out of the expedited review system, a final receipt (or a decision document equivalent thereof), before the close of business on April 11, 2007 (or such other date as may be agreed to in writing by the Company and the Underwriters);

(b)

upon the request of Canaccord, on behalf of the Underwriters, the Company shall request a trading halt of its Common Shares on the Exchange in order to allow the announcement of this Agreement to be disseminated;

(c)

the Company will prior to the Closing Time, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, use all commercially reasonable efforts to file the Final Prospectus pursuant to NP 43-201 and to obtain a final MRRS Decision Document from the British Columbia Securities Commission in respect of each Qualifying Province and if any Securities Commission in a Qualifying Province opts out of the expedited review system, a final receipt (or a decision document equivalent thereof) from any such Securities Commission, and shall have taken all other steps and proceedings that may be necessary in order to qualify the Unit Shares and Warrants for distribution pursuant to the Final Prospectus in each of the Qualifying Provinces before the close of business on April 19, 2007 (or such other date as may be agreed to in writing by the Company and the Underwriters);

(d)

the Company will deliver from time to time without charge to the Underwriters as many copies of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material (including the Prospectus Amendment to the Preliminary Prospectus) as they may reasonably request for the purposes contemplated hereunder and contemplated by the Applicable Securities Laws in the Qualifying Provinces and such delivery shall constitute the consent of the Company to their use of such documents in the Qualifying Provinces in connection with the distribution or the distribution to the public of the Unit Shares and Warrants, subject to the Underwriters complying with the provisions of the Applicable Securities Laws and the provisions of this Agreement;

(e)

all the information and statements to be contained in the Offering Documents shall, at the respective dates of delivery thereof, constitute full, true and plain disclosure of all material facts relating to each of the Offering, the Company (including its subsidiaries) and the Units (provided that this representation and warranty is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters specifically for use therein);

(f)

at the time of filing and qualification thereof, no Offering Document will contain a misrepresentation (provided that this representation and warranty is not intended to extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters specifically for use therein);

(g)	the Offering Documents shall contain the disclosure required by and conform to all requirements of the Applicable Securities Laws of the Qualifying Provinces;

(h)

at all times until the distribution of the Units Shares and Warrants has been completed, but in any event not later than 21 days following the Closing Date, the Company will, to the reasonable satisfaction of counsel to the Underwriters, promptly take or cause to be taken all reasonable additional steps and proceedings that may be required from time to time under the Applicable Securities Laws of the Qualifying Provinces to continue to so qualify the Unit Shares and Warrants or, in the event that the Unit Shares and Warrants have, for any reason, ceased to so qualify, to again so qualify the Unit Shares and Warrants.

4.3 Due Diligence Matters

(a)

prior to the filing of the Final Prospectus and any Supplementary Material, including the Prospectus Amendment to the Preliminary Prospectus (other than any material filed prior to the date hereof and incorporated by reference therein), the Company will allow the Underwriters to participate fully in the preparation of the Prospectus Amendment to the Preliminary Prospectus, the Final Prospectus and any Supplementary Material and shall allow the Underwriters to conduct all due diligence which they may reasonably require to conduct in order to fulfil their obligations and in order to enable them to responsibly execute the certificates required to be executed by them at the end of each of the Prospectus Amendment to the Preliminary Prospectus, the Final Prospectus and any applicable Supplementary Material;

(b)

the Company will promptly notify the Underwriters in writing if, prior to termination of the distribution of the Unit Shares and Warrants, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Underwriters) or any event or development involving a prospective material change or a change in a material fact or any other material change in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control or management of the Company or any of its subsidiaries which would constitute a material change to, or a change in a material fact concerning the Company (or any of its subsidiaries) or any other change which is of such a nature as to result in, or could be considered reasonably likely to result in, a misrepresentation in the Final Prospectus or any Supplementary Material, as they exist immediately prior to such change, or could render any of the foregoing, as they exist immediately prior to such change, not in compliance with any of the Applicable Securities Laws;

(c)

the Company will promptly notify the Underwriters in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and the Company shall, to the satisfaction of the Underwriters, acting reasonably, provided the Underwriters have taken all action required by them hereunder to permit the Company to do so, file promptly and, in any event, within all applicable time limitation periods with applicable Securities Commissions a new or amended Preliminary or Final Prospectus or Supplementary Material, as the case may be, or material change report as may be required under the Applicable Securities Laws of the Qualifying Provinces and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws of the Qualifying Provinces including any requirements necessary to qualify the distribution of the Units and shall deliver to the Underwriters as soon as practicable thereafter their reasonable requirements of conformed or commercial copies of any such new or amended Final Prospectus or Supplementary Material. The Company will not file any such new or amended disclosure documentation or material change report without first obtaining the written approval of the form and content thereof by the Underwriters, which approval shall not be unreasonably withheld or delayed; provided that the Company will not be required to file a registration statement or otherwise register or qualify the Units for sale or distribution outside Canada; and

(d)

the Company will in good faith discuss with the Underwriters as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in the preceding two paragraphs.

5. Conditions to Purchase Obligation

5.1 The following are conditions of the Underwriters’ obligations to close the purchase of the Units from the Company as contemplated hereby, which conditions the Company covenants to exercise its reasonable best efforts to have fulfilled on or prior to the applicable Closing Date, which conditions may be waived in writing in whole or in part by the Underwriters:

(a)

the Company will have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Securities Commissions and the Exchange required to be made or obtained by the Company in connection with the Offering, on terms which are acceptable to the Company and the Underwriters, acting reasonably, prior to the Closing Date, it being understood that the Underwriters will do all that is reasonably required to assist the Company to fulfil this condition;

(b)

the Company shall have delivered to the Underwriters within 24 hours of the issuance of the MRRS Decision Document for each of the Prospectus Amendment to the Preliminary Prospectus and Final Prospectus or such later time as may be agreed upon by the Company and the Underwriters, in such Canadian cities as the Underwriters may reasonably request, the reasonable requirements of conformed commercial copies of the Prospectus Amendment to the Preliminary Prospectus, Final Prospectus and any Supplemental Material, as the case may be;

(c)

the Unit Shares, Warrants and Warrant Shares will have been accepted for listing by the Exchange, subject to the usual conditions, and will, at the opening of trading on the Exchange on the applicable Closing Date, be accepted, and reserved in the case of the Warrant Shares, if applicable, for trading on the Exchange;

(d)

the Company’s board of directors will have authorized and approved the Transaction Documents, the sale and issuance of the Unit Shares and Warrants, the issuance of the Warrant Shares upon exercise of the Warrants and all matters relating to the foregoing;

(e)

the Company will deliver a certificate of the Company and signed on behalf of the Company, but without personal liability, by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company or such other senior officers of the Company as may be acceptable to the Underwriters, acting reasonably, addressed to the Underwriters and their counsel and dated the applicable Closing Date, in form and content satisfactory to the Underwriters, acting reasonably, certifying that:

(i)

no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Unit Shares or Warrants or any of the Company’s issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of such officers, threatened;

(ii)

there has been no adverse material change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or any of its subsidiaries since the date hereof which has not been generally disclosed;

(iii)

since the date hereof, no material change relating to the Company or any of its subsidiaries, except for the Offering, has occurred with respect to which the requisite material change report pursuant to Applicable Securities Laws has not been filed and no such disclosure has been made on a confidential basis;

(iv)

the representations and warranties of the Company contained in this Agreement are true and correct in all material respects at the Time of Closing, with the same force and effect as if made by the Company as at the Time of Closing after giving effect to the transactions contemplated hereby; and

(v)

the Company has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with or satisfied, other than conditions which have been waived by the Underwriters, at or prior to the Time of Closing;

(f)

the Company will have caused favourable legal opinions to be delivered by its Canadian and local counsel, as applicable, addressed to the Underwriters and the Underwriters’ counsel, acceptable in all reasonable respects to the Underwriters, including in respect of those matters identified in Schedule “A” hereto. In giving such opinion, counsel to the Company shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel and shall be entitled as to matters of fact to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy;

(g)

the Company will have caused a favourable title opinion to be delivered, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to the Company’s Mada and Nkamouna properties;

(h)	the Company will have caused Deloitte & Touche LLP and Ernst & Young LLP to deliver updates of their letters referred to in section 6 below;

(i)	the Company will cause the Transfer Agent to deliver a certificate as to the issued and outstanding securities of the Company;

(j)

the Underwriters shall be satisfied, acting reasonably, with their due diligence review of the Company in order to ensure that there are no material adverse changes or misrepresentations materially affecting the Company’s affairs; and

(k)

the Underwriters shall have received undertakings from each of the directors and officers of the Company (in respect of any securities of the Company held directly or indirectly) not to offer or sell, agree to offer or sell, or enter into an arrangement to offer or sell any of the Company’s equity securities or other securities of the Company, or securities convertible, exchangeable, or otherwise exercisable for any securities of the Company (other than Unit Shares or Warrants offered under the Offering) at any time until the date that is 90 days following the Closing Date without the prior consent of Canaccord Adams Limited, which consent will not be unreasonably withheld or delayed.

6. Additional Documents Upon Filing of Final Prospectus

     The Company shall cause to be delivered to the Underwriters concurrently with the filing of the Final Prospectus and any Supplementary Material, a comfort letter dated the date of the Final Prospectus (or Supplementary Material, as applicable) from the current and former auditors of the Company and addressed to the Underwriters and to the directors of the Company (and predecessors), in form and substance reasonably satisfactory to the Underwriters, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained in the Final Prospectus (or Supplementary Material, as applicable) and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter.

7. Closing

     The Offering will be completed at the offices of the Company’s counsel in Vancouver, British Columbia at the Time of Closing or such other place, date or time as may be mutually agreed; provided that if the Company has not been able to comply in any material respect with any of the covenants or conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to or such covenant or condition has not been waived by the Underwriters, the respective obligations of the parties will terminate without further liability or obligation except for payment of fees, expenses, indemnity and contribution provided for in this Agreement.

     At the Time of Closing the Company shall deliver to the Underwriters:

(a)	certificates representing the Unit Shares and Warrants registered as the Underwriters may direct, which certificates will be delivered in Toronto, Ontario;

(b)	the requisite legal opinions and certificates as contemplated in section 5.1; and

(c)	such further documentation as may be contemplated herein or as the Underwriters may reasonably require,

against payment of the aggregate purchase price for the Units, net of the Underwriters’ Fee and expenses incurred up to the applicable Closing Date, by wire transfer payable to the Company. Any additional expenses of the Underwriters incurred in connection with the Offering not included in these expenses retained by the Underwriters, subject to the maximum amount specified in section 11.1, shall be paid by the Company forthwith upon invoices being provided therefor.

     All terms and conditions of this Agreement shall be construed as conditions and any breach or failure to comply with any such terms and conditions in any material respect shall entitle the Underwriters to terminate their obligations to purchase the Units by written notice to that effect given to the Company prior to the Time of Closing. It is understood that the Underwriters may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other subsequent breach or non-compliance; provided that to be binding on the Underwriters, any such waiver or extension must be in writing.

8. Termination of Purchase Obligation

     Without limiting any of the other provisions of this Agreement, any Underwriter will be entitled, at its option, to terminate and cancel, without any liability on its part or on the part of the other Underwriters and the Purchasers, its obligations under this Agreement, to purchase the Units, by giving written notice to the Company at any time through to the Time of Closing, if:

(a)

material change — there shall be any material change in the affairs of the Company or any of its subsidiaries, or there should be discovered any previously undisclosed material fact required to be disclosed in the Preliminary Prospectus, Final Prospectus or amendment thereto or there should occur a change in a material fact contained in the Offering Documents or amendment thereto, in each case which, in the reasonable opinion of the Underwriters (or any of them), has or would be expected to have a significant adverse effect on the market price or value of the Units or any other securities of the Company;

(b)

disaster out – (i) any inquiry, action, suit, proceeding or investigation (whether formal or informal) (including matters of regulatory transgression or unlawful conduct), is commenced or announced or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSXV or any securities regulatory authority, or any law or regulation is enacted or changed which in the opinion of the Underwriters (or any of them), acting reasonably, operates to prevent or restrict the trading of the Units, the Common Shares or any other securities of the Company or materially and adversely affects or will materially and adversely affect the market price or value of the Units, the Common Shares or any other securities of the Company; or (ii) if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including for certainty any act of terrorism generally or any act of terrorism, act of war, coup attempt, political or social upheaval in Cameroon) or any new law or regulation or a change thereof which in the reasonable opinion of the Underwriters seriously adversely affects the financial markets or the business, operations or affairs of the Company and its subsidiaries; or (iii) a cease trading order is made by any securities commission or other competent authority by reason of the fault of the Company or its respective directors, officers and agents and such cease trading order is not promptly rescinded; or

(c)

breach — the Company is in breach of any material terms, condition or covenant of this Agreement or any material representation or warranty given by the Company in this Agreement or is later determined to be false as at the date hereof.

     The Underwriters shall make reasonable efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events referred to in this section; provided that neither the giving nor the failure to give such notice shall in any way affect the Underwriters’ entitlement to exercise this right at any time to the Time of Closing.

     The Underwriters’ rights of termination contained in this section are in addition to any other rights or remedies they may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement.

8.2 If the obligations of an Underwriter are terminated under this Agreement pursuant to the termination rights provided for in section 8.1, the Company’s liabilities to such Underwriter shall be limited to the Company’s obligations under the indemnity, contribution and expense provisions of this Agreement.

9. Indemnity

     The Company hereby covenants and agrees to indemnify and save each of the Underwriters, and their respective directors, officers, employees and agents (each being hereinafter referred to as an “Indemnified Party”), harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, suits, proceedings, damages or liabilities of whatsoever nature or kind, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against any Indemnified Party, to which any Indemnified Party may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities, actions, suits or proceedings arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by the Underwriters and/or any Indemnified Party hereunder or otherwise in connection with the matters referred to in this Agreement, including without limitation, in any way caused by, or arising directly or indirectly from, or in consequence of:

(a)

any misrepresentation (except as may be contained in any information or statement relating solely to the Underwriters) contained herein or in the Offering Documents or the Warrant Indenture or the documents incorporated in the Offering Documents by reference pursuant to the Offering;

(b)

any information or statement (except any information or statement relating solely to the Underwriters) contained in any certificate or document of the Company delivered under this Agreement or pursuant to this Agreement which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(c)

any omission to state in any certificate or document of the Company delivered under this Agreement or any fact (except facts relating solely to the Underwriters), or in the Offering Documents, required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made; or

(d)

the non-compliance by the Company with any requirements of the Applicable Securities Laws (other than any non-compliance caused by, arising directly or indirectly from, or in consequence of any action or non-action of the Underwriters).

     Notwithstanding anything to the contrary contained herein, this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)	the Underwriters or an Indemnified Party have been negligent or dishonest or have committed any fraudulent act in the course of such performance; and

(ii)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were caused by the negligence, dishonesty or fraud referred to in (i).

     The Company agrees that in case any legal proceeding shall be brought against the Company and/or any Indemnified Party by any governmental commission or regulatory authority, or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Company and/or any Indemnified Party shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by any Indemnified Party under this Agreement, any Indemnified Party shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnified Party for time spent by it in connection therewith) and out-of-pocket expenses incurred by it in connection therewith shall be paid by the Company as they occur.

9.2 If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Company pursuant to the provisions of section 9.1 or if any potential claim contemplated hereby shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Company in writing; but the omission to notify the Company will not relieve the Company from any liability it may otherwise have to the Indemnified Party pursuant to section 9.1 except to the extent the Company is materially prejudiced by such failure to notify. The Company shall be entitled but not obligated to participate in or assume the defence thereof; provided, however, that the defence shall be through experienced and competent legal counsel. Upon the Company notifying the Indemnified Party in writing of its election to assume the defense and retaining counsel, the Company shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to the Indemnified Party, will keep the Indemnified Party advised of the progress thereof and will discuss with the Indemnified Party all significant actions proposed. Notwithstanding the above, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof; provided that the fees and expenses of such counsel shall be borne by the Indemnified Party unless:

(a)	the employment thereof has been specifically authorized in writing by the Company;

(b)

the Indemnified Party has been advised by counsel retained by the Company or the Underwriters that representation of the Company and the Indemnified Party by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Indemnified Party which are different from or in addition to those available to the Company (in which event and to that extent, the Company shall not have the right to assume or direct the defence on the Indemnified Party’s behalf) or that there is a conflict of interest between the Company and the Indemnified Party or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Company shall not have the right to assume or direct the defence on the Indemnified Party’s behalf); or

(c)	the Company has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim;

provided that the Company shall not be required to assume the fees and expenses of more than one counsel to all of the Indemnified Parties. Neither the Company nor any Indemnified Party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent to be promptly considered and not to be unreasonably withheld.

     The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to those Indemnified Parties who are not signatories hereto and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company and the Indemnified Parties. The foregoing provisions shall survive the completion of professional services rendered under this Agreement or any termination of the authorization given by this Agreement.

9.3 The rights of indemnity contained in section 9.1 shall not accrue to the benefit of any Indemnified Party if: (i) the Underwriters were provided with a copy of any Supplementary Material which corrects any misrepresentation which is the basis of a claim by a party against such Indemnified Party and which is required under the Applicable Securities Laws in the Qualifying Provinces to be delivered to such party; and (ii) the person asserting the claim was not provided with a copy of such amendment or supplement.

9.4 To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters shall obtain and hold the right and benefit of the indemnity provisions of section 9.1 in trust for and on behalf of such Indemnified Party.

10. Contribution

     In the event that the indemnity provided for above is, for any reason, illegal or unenforceable as being contrary to public policy or for any other reason is unavailable or insufficient to hold an Indemnified Party harmless, the Underwriters and the Company shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (including any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any action or claim which is the subject of this section but excluding loss of profits or consequential damages) of the nature provided for above in such proportion as is appropriate to reflect not only the percentage that the portion of the Underwriters’ Fee payable by the Company to the Underwriters bears to the gross proceeds realized from the sale of the Units but also the relative fault of the Company and the Underwriters, as well as any relevant equitable considerations; provided that, in no event, will the Underwriters be responsible for any amount in excess of the amount of the Underwriters’ Fee actually received by them and the Company shall be responsible for the balance. In the event that the Company may be held to be entitled to contribution from the Underwriters under the provisions of any statute or law, the Company shall be limited to contribution in an amount not exceeding the lesser of: (i) the portion of the full amount of losses, claims, costs, damages, expenses and liabilities, giving rise to such contribution for which the Underwriters are responsible, as determined above; and (ii) the amount of the Underwriters’ Fee actually received by the Underwriters. Notwithstanding the foregoing, a party guilty of fraudulent misrepresentation or material non-compliance with the provisions of this Agreement or non-compliance with applicable laws shall not be entitled to contribution from the other party, including the non-availability of contribution in favour of the Underwriters if they, or an Indemnified Party, have been negligent or dishonest or have committed a dishonest act as set forth in Section 9(i) and (ii) and the immediately proceeding paragraph thereto in this Agreement.

     Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this section, notify such party from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section, except to the extent such party is materially prejudiced by the failure to receive such notice. The right to contribution provided in this section shall be in addition to, and not in derogation of, any other right to contribution which the Underwriters or the Company may have by statute or otherwise by law.

10.1 The right of the Company to assume the defence of any claim, action, suit or proceeding shall apply as set forth in section 9.2 hereof, mutatis mutandis.

10.2 The Company hereby waives its right to recover contribution from the Underwriters or any other Indemnified Party with respect to any liability of the Company solely by reason of or arising out of any misrepresentation contained in any of the Offering Documents or the Public Disclosure Documents, other than a misrepresentation included in reliance upon information furnished to the Company by or on behalf of the Underwriters specifically for use therein or relating solely to the Underwriters.

11. Expenses

     Whether or not the closing of the Offering occurs, the Company will pay all of its expenses and fees in connection with the Offering, including, without limitation: (i) expenses of or incidental to the creation, issue, sale or distribution of the Unit Shares, Warrants and Warrant Shares and the filing of the Preliminary Prospectus, the Prospectus Amendment and the Final Prospectus; (ii) the fees and expenses of the Underwriters’ legal counsel to a maximum of $75,000 (not including taxes and disbursements); and (iii) costs incurred by the Company in connection with the preparation of documentation relating to the Offering and the reasonable expenses of the Underwriters. All reasonable fees and expenses of the Company’s legal counsel shall be paid by the Company. Expenses of the Underwriters set out in this section 11 shall be paid by the Company upon receipt by the Company of invoice(s) therefor.

12.Liability of Underwriters

12.1 The obligations of the Underwriters to purchase the Units in connection with the Offering at the Time of Closing shall be several (and not joint or joint and several) and shall be as to the following percentages of the Units to be purchased at that time:

Name of Underwriter	Liability
Canaccord Adams Limited	75%
Orion Securities Inc.	25%

12.2 If any of the Underwriters fails to purchase its applicable percentage of the aggregate amount of the Units at the Time of Closing, the other Underwriter shall have the right, but shall not be obligated, to purchase the Units which would otherwise have been purchased by the Underwriter which fails to purchase. If, with respect to the Units, the non-defaulting Underwriter elects not to exercise such rights to assume the entire obligations of the defaulting Underwriter, then the Company shall have the right to terminate its obligations hereunder without liability except in respect of its indemnity, contribution and expense obligations in respect of the non-defaulting Underwriter. Nothing in this paragraph shall oblige the Company to sell to the Underwriters less than all of the aggregate amount of the Units or shall relieve an Underwriter in default hereunder from liability to the Company.

13. Action by Underwriters

13.1 All steps which must or may be taken by the Underwriters in connection with the closing of the Offering, with the exception of the matters relating to termination of purchase obligations, may be taken by Canaccord Adams Limited (or its affiliate Canaccord Capital Corporation) on behalf of itself and the other Underwriters and the execution of this Agreement by the other Underwriters and by the Company shall constitute the Company’s authority and obligation for accepting notification of any such steps from, and for delivering the definitive documents constituting the Units to or to the order of, Canaccord Adams Limited shall fully consult with the other Underwriters with respect to all notices, waivers, extensions or other communications to or with the Company.

14. Survival of Warranties, Representations, Covenants and Agreements

14.1 All warranties, representations, covenants and agreements of the Company and the Underwriters herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase by the Underwriters of the Units and shall continue in full force and effect for the benefit of the Underwriters or the Company, as applicable, regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by the Underwriters or the Company or on their behalf until the Survival Limitation Date. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this Agreement in any way related to the indemnification of the Underwriters by the Company or the contribution obligations of the Underwriters or those of the Company shall survive and continue in full force and effect, indefinitely.

15. General Contract Provisions

15.1 Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:

if to the Company:

Geovic Mining Corp. 743 Horizon Court Suite 300A Grand Junction, CO, U.S.A. 81506 Attention: John E. Sherborne Telecopier Number: (970) 256-9241

with a copy to:

Blake, Cassels & Graydon LLP Suite 2600, Three Bentall Centre Burrard Street, P.O. Box 49314 Vancouver, B.C. V7X 1L3 Canada Attention: Bob Wooder Telecopier Number: (604) 631-3309

or if to the Underwriters:

Canaccord Adams Limited (and its affiliate Canaccord Capital Corporation)
7th Floor, Cardinal Place
Victoria Street
London SW1E 5JL
United Kingdom

Attention: Ryan Gaffney
Telecopier Number: +44-20-7050-6580

Orion Securities Inc.
BCE Place, 181 Bay Street
Suite 3100, P.O. Box 830
Toronto, ON M5J 2T3

Attention: Ron D’Ambrosio
Telecopier Number: (416) 848-3699

with a copy to:

Cassels Brock & Blackwell LLP 2100 Scotia Plaza 40 King Street West Toronto, Ontario M5H 3C2 Canada Attention: Paul Stein Telecopier Number: (416) 350-6949

and if so given, shall be deemed to have been given and received upon receipt by the addressee or a responsible officer of the addressee if delivered, or four hours after being telecopied and receipt confirmed during normal business hours, as the case may be. Any party may, at any time, give notice in writing to the others in the manner provided for above of any change of address or telecopier number.

15.2 This Agreement and the other documents herein referred to constitute the entire agreement between the Underwriters and the Company relating to the subject matter hereof and supersede all prior agreements between the Underwriters and the Company with respect to their respective rights and obligations in respect of the Offering, including the offer letter between Canaccord Adams Limited and the Company dated April 10, 2007.

15.3 Time shall be of the essence for all provisions of this Agreement.

15.4 This Agreement may be executed by telecopier and in one or more counterparts which, together, shall constitute an original copy hereof as of the date first noted above.

[Remainder of Page Intentionally Left Blank]

     If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate your acceptance by executing where indicated below.

Yours very truly,

CANACCORD ADAMS LIMITED	ORION SECURITIES INC.
Per: “Michael Kendall”	Per: “Ron D’Ambrosio”
Authorized Signing Officer	Authorized Signing Officer
CANACCORD CAPITAL CORPORATION
Per: “Jens J. Mayer”
Authorized Signing Officer

     The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to with effect as of the date provided at the top of the first page of this Agreement.

GEOVIC MINING CORP. Per: “John E. Sherborne” Authorized Signing Officer

SCHEDULE “A”

OPINION OF COMPANY’S COUNSEL

     This is Schedule “A” to the underwriting agreement dated as of April 11, 2007 between Geovic Mining Corp., Canaccord Adams Limited and Orion Securities Inc.

     Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the underwriting agreement to which this Schedule “A” is annexed. The opinion of the Company’s counsel shall be in respect of the following matters:

(a)

the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Provinces and it is not listed as in default of any requirement of the Applicable Securities Laws in any of the Qualifying Provinces;

(b)

the Company is a corporation validly existing under the laws of Delaware (U.S.A.) and has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its property and assets and to execute, deliver and perform its obligations under the Transaction;

(c)

Geovic Finance Corp. is a corporation validly existing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry out its business as now conducted and to own lease and operate its assets and to perform the transactions or operations contemplated under the Underwriting Agreement and the Final Prospectus;

(d)

GeoCam is a corporation validly existing under the laws of the Republic of Cameroon and has all requisite power and authority to carry out its business as now conducted and to own, lease and operation its assets and to perform the transactions or operations contemplated under the Underwriting Agreement and Final Prospectus;

(e)

each of Geovic Energy Corp. and Pawnee Drilling, LLC are corporations validly existing under the laws of the Cayman Islands and have all requisite corporate power and authority to carry out their respective businesses as now conducted and to own lease and operate their respective assets and to perform the transactions or operations contemplated under the Underwriting Agreement and the Final Prospectus;

(f)	the Company is authorized to issue, among other things, 200,000,000 Common Shares and 50,000,000 preferred shares;

(g)

as to the issued and outstanding Common Shares and preferred shares each of Geovic Finance Corp.‘s, Geovic, Ltd.‘s, GeoCam’s, Geovic Energy Corp.‘s and Pawnee Drilling, LLC’s authorized capital and ownership thereof;

(h)

the Company has all necessary corporate power, authority and capacity: (i) to execute and deliver this Agreement and the Warrant Indenture and perform its obligations under this Agreement and the Warrant Indenture; (ii) to create, issue and sell the Unit Shares; (iii) to create, issue and sell the Warrants; and (iv) to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrant Indenture;

(i)	upon the payment therefor and the issue thereof, the Unit Shares and Warrants will have been validly issued as fully paid and non-assessable;

(j)

the Warrant Shares issuable upon the exercise of the Warrants have been validly reserved for issuance by the Company and, upon the payment of the exercise price therefor and the issue thereof, will be validly issued as fully paid and non-assessable;

(k)

all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the Warrant Indenture and the performance of its obligations hereunder and thereunder and this Agreement and the Warrant Indenture have been executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution set out in this Agreement may be limited by applicable law and that enforceability is subject to the provisions of the Limitations Act, 2002 (Ontario);

(l)	the rights, privileges, restrictions and conditions attaching to the Unit Shares, Warrants and Warrant Shares are accurately summarized in all material respects in the Final Prospectus;

(m)

all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each Qualifying Provinces have been obtained by the Company to qualify the distribution or distribution to the public of the Unit Shares and Warrants in each of the Qualifying Provinces through persons who are registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation;

(n)

the issue by the Company of the Warrant Shares to be issued upon the exercise of the Warrants are exempt from, or is not subject to, the prospectus and registration requirements of the laws of each of the Qualifying Provinces and no prospectus or other documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained by the Company under Applicable Securities Laws in any of the Qualifying Provinces, subject to the exceptions generally provided for in such opinion;

(o)

the first trade in, or resale of, the Warrant Shares issued upon the exercise of the Warrants is exempt from, or is not subject to, the prospectus requirements of the Securities Laws of each of the Qualifying Provinces and no filing, proceeding or approval will need to be made, taken or obtained by the Company under such laws in connection with any such trade, subject to the exceptions generally provided for in such opinions;

(p)	subject only to the standard listing conditions, the Unit Shares, the Warrants and the Warrant Shares have been conditionally approved for listing on the Exchange;

(q)

the form and terms of the definitive certificate representing the Unit Shares have been approved by the directors of the Company and comply in all material respects with applicable corporate laws and the rules and by-laws of the Exchange;

(r)

the execution and delivery of this Agreement and the Warrant Indenture, the fulfilment of the terms hereof and thereof by the Company and the issuance, sale and delivery of the Unit Shares and Warrants to be issued, delivered and sold by the Company at the Time of Closing and the issuance of the Warrant Shares issuable upon the exercise of the Warrants, do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or provisions of the articles or by-laws of the Company or the resolutions of the shareholders or directors of the Company, applicable corporate laws or Applicable Securities Laws in the Province of Ontario;

(s)	Pacific Corporate Trust Company has been duly appointed the transfer agent and registrar for the Common Shares and warrant agent, transfer agent and registrar under the Warrant Indenture;

(t)

the statements set forth in the Final Prospectus under the caption “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters discussed therein; and

(u)	such other matters as the Underwriters or their counsel may reasonably request.

SCHEDULE “B”

CONVERTIBLE SECURITIES

This is Schedule “B” to the underwriting agreement dated as of April 11, 2007 between Geovic Mining Corp., Canaccord Adams Limited and Orion Securities Inc.

      1. 13,001,886 stock options outstanding pursuant to the Company’s stock option plan, or issued to formerholders of Geovic, Ltd. options;

2. 17,116,540 Common Shares reserved for holders of the Company’s warrants.

      3. 139,000 Common Shares reserved for William A. Buckovic in connection with an option he has granted tothe Company to purchase his remaining 0.5% interest in GeoCam;

      4. 1,825,000 issued and outstanding preferred shares of the Company which are convertible or exchangeableinto the same number of Common Shares; and

      5. options to purchase 348,600 Common Shares issued to Orion Securities Inc., BMO Capital Markets Inc. andCanaccord apital Corporation.